UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange of which registered
Common Stock, no par value	UTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	Appointment of Certain Officers

On July 29, 2020, the Board of Directors of Unitil Corporation (the “Company”) elected Robert B. Hevert, age 60, as Senior Vice President, Chief Financial Officer (“CFO”) and Treasurer of the Company, effective as of July 31, 2020. In accordance with Article VI of the Company’s by-laws, the term of office of each of the Company’s officers (including Mr. Hevert) is until the first meeting of the Board of Directors after the next annual meeting of shareholders, and until such officer’s successor shall have been chosen and qualified.

Mr. Hevert was hired on July 23, 2020, and currently serves as Senior Vice President of the Company. Prior to joining the Company, Mr. Hevert served as Partner and Practice Area Leader of Rates, Regulation and Planning at ScottMadden, Inc. (an energy and corporate and shared services consulting firm), where he has practiced since June 2016. Mr. Hevert was a founder and Managing Partner of Sussex Economic Advisors, LLC (a management consulting and economic advisory firm) from 2012 until it was acquired by ScottMadden, Inc. in June 2016, and President of Concentric Energy Advisors, Inc. (an energy consulting firm) from 2002 until 2012. Mr. Hevert also served in senior positions at Navigant Consulting, Inc. (a management consulting firm that was acquired by Guidehouse) from 1997 until 2002, and as Vice President and Assistant Treasurer at Bay State Gas Company (a distributor of retail natural gas), where he served from 1987 until 1997. Mr. Hevert holds a degree in business and economics from the University of Delaware and an MBA from the University of Massachusetts at Amherst. Mr. Hevert is also a CFA® Charterholder.

The disclosure in Item 5.02(e) (Compensatory Arrangements of Certain Officers) is incorporated by reference into this Item 5.02(c).

Also on July 29, 2020, the Company’s Board of Directors elected Daniel J. Hurstak, age 40, who currently holds the position of Controller of the Company, as Chief Accounting Officer and Controller, effective as of July 31, 2020. In accordance with Article VI of the Company’s by-laws, the term of office of each of the Company’s officers (including Mr. Hurstak) is until the first meeting of the Board of Directors after the next annual meeting of shareholders, and until such officer’s successor shall have been chosen and qualified. The disclosure in Item 5.02 of the Company’s Current Report on Form 8-K dated March 25, 2020 is incorporated herein by reference.

(b)	Departure of Officer

On July 29, 2020, Laurence M. Brock, age 67, who has served as the interim Senior Vice President, CFO and Treasurer of the Company since March 16, 2020, stepped down as interim CFO and Treasurer, effective as of July 31, 2020. Mr. Brock will remain as a Senior Vice President of the Company and will work directly with Mr. Hevert in order to ensure a smooth transition until Mr. Brock’s planned retirement from the Company in early 2021. Mr. Brock previously served as the Company’s Chief Accounting Officer and Controller from June 2005 until March 2020, and as Vice President and Controller from 1995 until 2005. Mr. Brock is a Certified Public Accountant in the state of New Hampshire.

(e)	Compensatory Arrangements of Certain Officers

Mr. Hevert’s employment arrangement with the Company generally provides that: (i) the Company will pay Mr. Hevert an initial base salary of $350,000 per year, and reimbursement of up to $25,000 for expenses directly related to relocation, subject to continued employment with the Company for a period of one year from the date of hire; (ii) Mr. Hevert will participate in the Company’s Management Incentive Plan at the initial target rate of 45% of his base salary; (iii) Mr. Hevert will participate in the Company’s Deferred Compensation Plan and other employee benefit plans available to the Company’s executives; and (iv) Mr. Hevert will participate in the Company’s stock and similar plans with an initial target restricted stock award having a value of 40% of his base salary grade midpoint. The employment arrangement also generally provides that the Company may terminate Mr. Hevert’s employment for any reason.

Also, on July 29, 2020, Mr. Hevert entered into a Severance Agreement with the Company in the form previously recommended by the Company’s Compensation Committee and approved by its Board of Directors. The Severance Agreement is a “double trigger” agreement, meaning that two events must occur in order for payments to be made: (i) a change of control must occur; and (ii) an adverse employment action must occur, meaning that the Company must terminate Mr. Hevert’s employment other than for cause or disability or Mr. Hevert must terminate his employment for good reason. The Severance Agreement generally provides that, following the “double trigger,” the Company must pay Mr. Hevert: (i) a lump sum cash payment equal to the present value of 24 monthly salary payments; (ii) a lump sum cash payment equal to the present value of two annual bonus payments; (iii) a lump sum cash amount equal to the present value of the contributions which would have been made by the Company pursuant to any savings or thrift plan maintained by the Company in which Mr. Hevert was participating, calculated as if Mr. Hevert had continued to be employed and to be entitled to such contributions during the 24 month period immediately following such termination; and (iv) a lump sum cash amount equal to the present value of the monthly cost that would have been incurred by the Company if it provided group medical, dental and life insurance coverage to Mr. Hevert and his eligible dependents for a period of two consecutive years following employment termination, grossed up for federal, state, city and local income tax purposes. The Severance Agreement also generally provides that, for a period of two consecutive years following employment termination, Mr. Hevert and his eligible dependents will remain eligible to participate in the Company’s group medical, dental and life insurance plan.

The foregoing description of the Severance Agreement does not purport to summarize all of the provisions of the Severance Agreement and is qualified in its entirety by reference to the Severance Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, on July 28, 2020, the Company granted Mr. Hevert 3,000 shares of restricted stock pursuant to the Company’s Second Amended and Restated 2003 Stock Plan. The restricted stock generally vests fully over a period of four years at a rate of 25% each year subject to continued employment with the Company.

The disclosure in Items 5.02 of the Company’s Current Report on Form 8-K dated March 25, 2020 relating to Mr. Hurstak’s compensation is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

10.1	Severance Agreement dated July 29, 2020 between the Company and Robert B. Hevert

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Robert B. Hevert
Name:	Robert B. Hevert
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: August 4, 2020